CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-8 of our report dated January 23, 2013 relating to the consolidated financial statements of Crossroads Systems, Inc. for the two year period ended October 31, 2012.

/s/ PMB Helin Donovan, LLP

Austin, TX

November 21, 2013